Exhibit 99.1

Filed by River Financial Corporation

Pursuant to Rule 135c under the Securities Act of 1933

Contact: Rebecca Hallman River Financial Corporation Investor Relations Phone: (334) 290-2709 Email:InvestorRelations@river.bank	2611 Legends Drive Prattville, AL. 36066 www.riverbankandtrust.com

Press Release:  River Financial Corporation and PSB Bancshares, Inc. Announce Merger

Prattville, AL and Clanton, AL – July 11, 2018 – River Financial Corporation and PSB Bancshares, Inc. today jointly announced the signing of a definitive agreement under which River Bank & Trust and Peoples Southern Bank will enter into a strategic merger to combine two well-respected banking franchises in Alabama. Upon closing of the transaction, the combined bank will exceed one billion in total assets, $660 million in total loans and $890 million in total deposits with fourteen locations across Alabama. The joint announcement was issued by Jimmy Stubbs, Chief Executive Officer of River Bank & Trust and Richard Moore, President and Chief Executive Officer of Peoples Southern Bank.

Mr. Stubbs and Mr. Moore jointly stated, “Our respective boards and executive management teams believe the merger of these two community banks is in the best long-term interest of our customers, communities, employees, and shareholders. This is a great combination for families and business owners in the communities we serve.”

As a result of the merger, Peoples Southern Bank will operate as River Bank & Trust. The parent company of Peoples Southern Bank, PSB Bancshares, Inc., will also merge with the parent company of River Bank & Trust, River Financial Corporation. Upon closing, Charles Moore, who currently is a director of PSB Bancshares, Inc. and Peoples Southern Bank, will join the board of directors of both River Bank & Trust and River Financial Corporation.

As a part of the merger, cash and shares of common stock of River Financial Corporation will be issued to the shareholders of PSB Bancshares in an offering exempt from registration under the Securities Act of 1933 (the “Securities Act”).  Thus, such shares will not be registered under the Securities Act or the securities laws of any other jurisdiction, and they may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any other jurisdiction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The merger agreement is subject to regulatory approval and approval of the shareholders of PSB Bancshares, Inc. The merger is expected to close no later than the fourth quarter of 2018.

Stephens Inc. served as financial advisor to River Bank & Trust, and Jones Walker LLP is acting as the bank’s legal counsel. Porter White Capital, LLC served as financial advisor to Peoples Southern Bank, and Balch & Bingham LLP is acting as the bank’s legal counsel.

About River Bank & Trust

Founded in 2006 by a group of community leaders who understood the need for a locally owned and managed bank, River Bank & Trust is a full-service community bank with offices in Alexander City, Auburn, Gadsden, Millbrook, Montgomery, Opelika, Prattville, Wetumpka, and a loan production office in Daphne, Alabama. The company’s mission is to be a trusted partner and friend, helping neighbors and the businesses in the communities they serve reach their financial goals. For more information, visit www.riverbankandtrust.com.

About Peoples Southern Bank

Peoples Southern Bank is a Clanton, Alabama-based community bank serving individuals, families and businesses in central Alabama since 1901. Peoples Southern Bank provides a full suite of banking services to its communities through two offices in Clanton and a third office in Thorsby, Alabama. For more information, visit www.peoplessouthern.com.

Forward-Looking Statements

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “should,” “seek,” “will,” “may,” and “estimate,” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking.  All forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results, performance or achievements of any of the parties to the merger to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements.  Such risks include, without limitation, the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transactions may be required in order to obtain or satisfy such approvals or conditions; the receipt and timing of shareholder approvals; delays in closing the merger; difficulties, delays and unanticipated costs in integrating the merging banks’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging banks, including possible loss of customers; diversion of management time to address transaction-related issues; changes in asset quality and credit risk as a result of the merger; changes in customer borrowing, repayment, investment and deposit behaviors and practices; changes in interest rates, capital markets, and local economic and national economic conditions; the timing and success of new business initiatives; competitive conditions; and regulatory conditions.  Forward-looking statements are not guarantees of performance.  You should not put undue reliance on these statements which speak only as of the date hereof.  You should understand that various important factors, including those discussed in “Risk Factors” in River Financial Corporation’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”), and its most recent Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov, could affect future results and could cause those results or other outcomes to differ materially from those expressed or implied in its forward-looking statements.

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